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EXHIBIT 4.2


                       ACTRADE FINANCIAL TECHNOLOGIES LTD.
                             2001 STOCK OPTION PLAN

1. PURPOSE OF PLAN. The purpose of the Actrade Financial Technologies Ltd. 2001 Stock Option Plan (the "Plan") is to attract, retain and motivate employees, directors, consultants and other professional advisors (collectively the "Recipients") of Actrade Financial Technologies Ltd. (sometimes referred to as the "Parent") and its subsidiaries (hereinafter collectively, the "Company") by giving them the opportunity to acquire stock ownership in the Parent through the issuance of options to purchase shares of Common Stock of the Parent (the "Options").

2. EFFECTIVE DATE AND TERM OF PLAN. The Effective Date of the Plan shall be January 1, 2001, subject to the approval of the Plan by the Parent's shareholders within 12 months of such date. The Plan shall terminate on January 1, 2011 unless terminated earlier by the Board.

3. ADMINISTRATION. The Plan shall be administered by the Plan Committee which shall be established by the Board, which shall appoint and remove members of the Plan Committee in its discretion subject only to the requirements set forth herein. The Plan Committee shall include a minimum of two non-employee directors of the Board as defined in Rule 16b-3 (or any successor rule) promulgated by the Securities and Exchange Commission ("SEC") pursuant to the Exchange Act. The Plan Committee shall determine the meaning and application of the provisions of the Plan and shall establish such rules and regulations as it deems necessary for the proper administration of the Plan. The Plan Committee's decisions shall be conclusive and binding upon all interested persons. Subject to the provisions of the Plan, the Plan Committee shall have the sole authority to determine:

     (a)  The Recipients of the Options;

     (b)  The Options to be granted to each person;

     (c) The price to be paid for the Shares upon the exercise of each Option (the "Exercise Price"), subject only to the restriction that the Exercise Price shall not be less than the Fair Market Value of the Shares on the date an Option is granted;

     (d) The period within which each Option shall be exercised and, with the consent of the Parent, any extensions of such period (provided, however, that the original exercise period and all extensions thereof shall not exceed the maximum exercise period permitted under the
          Plan);

     (e) The terms and conditions of each Option Agreement entered into between the Parent and Recipients and of any amendments thereto (provided that the Parent consents to each such amendment).

     (f) The Plan Committee has the right to determine vesting of the Options, subject to the following, which shall apply only to all outstanding Options previously issued by the Company prior to the Effective Date of this Plan:

          (1) 50% of the Options granted in an Option Agreement shall be exercisable into freely tradable registered Shares after one (1) year from the Grant Date;












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          (2)  the remaining 50% balance of the Options granted in that same
               Option Agreement shall be exercisable into freely tradable registered Shares after two (2) years from the Grant Date;


          (3) however, in the event that the Recipient, or any transferee or assignee of the Recipient, shall cease to be an employee, director, consultant or professional advisor to the Company, then all vesting of an Option shall immediately terminate.

4. ELIGIBILITY. Subject to the terms and conditions of the Plan, the Plan Committee may, from time to time, designate one or more Recipients to receive grants of Options under the Plan. In making its determinations, the Plan Committee shall consider the nature of the services rendered by such individuals, their past, present and expected future contributions to the Company, and such other factors as the Plan Committee, in its sole and absolute discretion, shall determine.

5. SHARES SUBJECT TO PLAN. There shall be reserved for issuance upon the exercise of Options granted under the Plan 5,000,000 Shares. Such Shares may consist, in whole or in part, of authorized and unissued Shares or treasury Shares. To the extent that an Option expires or is otherwise terminated without being exercised, the Shares subject to such Option shall again be available for issuance in connection with future awards granted under the Plan.

6.   GRANT AND TERMS OF OPTIONS.

     (a) OPTIONS. Options granted under the Plan may be in the form of Incentive Stock Options or Non-Qualified Stock Options. Options may be granted to any Recipients who provide substantial services to the Company. Each Option granted under the Plan shall be evidenced by an Option Agreement between the person to whom such Option is granted and the Company. Such Option Agreement shall provide that the Option is subject to the following terms and conditions and to such other terms and conditions not inconsistent therewith as the Plan Committee may deem appropriate in each case:

          (1) EXERCISE PRICE. The price to be paid for each Share upon the exercise of an Option shall be determined by the Plan Committee at the date the Option is granted and shall not be less than the Fair Market Value of the Shares on such date.

          (2) OPTION TERM. The term of an Option shall be determined by the Plan Committee at the time the Option is granted, but in no event shall an Option be exercisable more than ten (10) years after the Grant Date.

          (3) PAYMENT FOR SHARES. The Exercise Price for Shares purchased upon exercise of an Option shall be paid in full at the time of purchase. The Plan Committee may provide that the Exercise Price be payable at the election of the holder of the Option, with the consent of the Plan Committee, in whole or in part either in cash or by delivery of Shares in transferable form, such Shares to be valued for such purpose at Fair Market Value on the Exercise Date. No Share shall be issued until full payment therefor has been made, and no Recipient shall have any rights as an owner of Shares until the date of issuance to him or her of the stock certificate evidencing such Share.

          (4) CONVERSION OF OPTIONS AND WARRANTS. The outstanding options and warrants of the Company issued to persons eligible to be a Recipient under the Plan









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               shall be exchanged for Options under the Plan which shall provide that the Options shall have been and shall be deemed to be issued as of the dates of issuance or grant of the specific outstanding option or warrant, but otherwise shall be subject to all the terms and conditions of the Plan.

7. NONTRANSFERABILITY. The Options granted pursuant to the Plan shall be nontransferable except by will or the laws of descent and distribution of the state or country of the Recipient's domicile at the time of death (or with the consent of the Company at anytime after the first year following the Grant Date).

8. TERMINATION OF RELATIONSHIP. Upon termination of the Recipient's employment or other relationship with the Company, the rights to exercise Options then held by the Recipient shall be only as follows (in no case do the time periods referred to below extend the term specified in any Option):

     (a) DISABILITY. If a Recipient becomes permanently and totally disabled while employed by the Company, such Recipient shall continue to be treated as an active employee of the Company and Options may be exercised by him within such period as shall then remain under the original term of the Options.

     (b) DEATH. If a Recipient dies while employed by the Company, the Recipient's Options shall become fully vested and may be exercised by the Recipient's personal representative or by the person entitled thereto under his will or the laws of intestate succession within such period after the date of his death (not to exceed twelve (12) months) as the Plan Committee shall prescribe in his Option Agreement.

     (c) RETIREMENT. Upon the Retirement of a Recipient, Options may be exercised by him within such period as shall then remain under the original term of the Options.

     (d) TERMINATION OF EMPLOYMENT WITH CAUSE. If a Recipient ceases to be employed by, or to be a consultant, director or professional advisor of, the Company for Cause, Options held at the date of such termination (to the extent exercisable at such date of termination) may be exercised by the Recipient within such period after the date of his termination (not to exceed two (2) months) as the Plan Committee shall prescribe in his Option Agreement.

     (e) TERMINATION OF EMPLOYMENT WITHOUT CAUSE. If a Recipient ceases to be employed by, or to be a consultant, director or professional advisor of the Company for a reason other than as provided in (a), (b) or (c) above, Options held at the date of such termination shall become fully vested and may be exercised, in whole or in part, by him within such period after the date of his termination (not to exceed one (1) year) as the Plan Committee shall prescribe in his Option Agreement.

9.   CHANGES IN CONTROL.

     (a) ADJUSTMENT OF SHARES. In the event of changes in the outstanding Shares by reason of stock dividends, split-ups, consolidations, recapitalizations, reorganizations or like events (as determined by the Plan Committee), an appropriate adjustment shall be made










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          by the Plan Committee in the number of Shares reserved under the Plan, in the number of Shares set forth in Section 5 hereof, and in the number of Shares and the Exercise Price specified in any Option Agreement with respect to any unpurchased Shares. The determination of the Plan Committee as to what adjustments shall be made shall be conclusive. Adjustments for any Options to purchase fractional Shares shall also be determined by the Plan Committee. The Plan Committee shall give prompt notice to all Recipients of any adjustment pursuant to this Section.

     (b) DISSOLUTION, MERGER, SALE OR LIQUIDATION. In the event of a dissolution or liquidation of the Parent, a merger or consolidation in which the Parent is not the surviving corporation, or a sale of over 80% of the assets of the Parent, the Plan Committee, in its absolute discretion, may cancel each outstanding Option upon payment in cash to the Recipient of the amount by which any cash and the Fair Market Value of any other property which the Recipient would have received as consideration for the Shares covered by the Option if the Option had been exercised before such liquidation, dissolution, merger, or sale exceeds the Exercise Price of the Option.

     (c) SUCCESSOR CORPORATION. In the event of a merger or consolidation in which the Parent is not the surviving corporation, the continuing or surviving corporation may assume the obligations under all outstanding Options.

10. NO RIGHT TO EMPLOYMENT. Nothing in this Plan or in any Option granted hereunder shall confer upon any Recipient any right to continue in the employ of the Company or to continue to perform services for the Company, or shall interfere with or restrict in any way the rights of the Company to discharge or terminate any officer, director, employee, consultant or other professional advisor at any time for any reason whatsoever, with or without Cause.

11. SECURITIES LAW REQUIREMENTS; REGISTRATION AND OTHER LEGAL COMPLIANCE. No Shares of the Common Stock shall be required to be issued or granted under the Plan unless legal counsel for the Company shall be satisfied that such issuance or grant will be in compliance with all applicable state and/or federal securities laws and regulations. The Plan Committee may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Plan Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws and regulations. Certificates for Shares of Common Stock delivered under the Plan may be subject to such stock transfer orders and such other restrictions as the Plan Committee may deem advisable under the rules, regulations or other requirements of the SEC, any stock exchange upon which the Common Stock is then listed, and any applicable state or federal securities law. In addition, if, at any time specified herein (or in any Option Agreement or otherwise) for (a) the granting of any Option, or the making of any determination, (b) the issuance or other distribution of Common Stock, or (c) the payment of amounts to or through a Recipient with respect to any Option, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any Subsidiary or any Recipient (or any estate, designated beneficiary or other legal representative thereof) to take any action in connection with any such determination, any such Shares to be issued or distributed, any such payment, or the making of any such determination, as the case may be, shall be deferred until such required action is taken. With respect to









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     persons subject to Section 16 of the Exchange Act, transactions under the
     Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Exchange Act.

12. TAX WITHHOLDING. Unless the Plan Committee permits otherwise, the Recipient shall pay the Company in cash, promptly when the amount of such obligations becomes determinable (the "Tax Date"), all applicable local, state and federal taxes required by law to be withheld with respect to (i) the exercise of any Option or (ii) the transfer or other disposition of Shares acquired upon exercise of any Option. To the extent authorized by the Plan Committee in its absolute discretion, a Recipient may make an election to
     (x) deliver to the Company an interest-bearing, full recourse promissory note of the Recipient, (y) have Shares or other securities of the Company withheld by the Company, or (z) tender Shares to the Company to pay the amount of tax that the Plan Committee in its absolute discretion determines to be required to be withheld by the Company, subject to the following limitations: (i) such election shall be irrevocable; and (ii) such election shall be subject to the approval of the Plan Committee. Any Shares so withheld or tendered shall be valued by the Company at their Fair Market Value on the Tax Date.

13. AMENDMENT. The Board or the Plan Committee may amend, suspend or terminate this Plan at any time and for any reason, but no amendment, suspension or termination shall be made which would impair the rights of any person under any outstanding Options without such person's consent; provided, however, that if the Code or any other applicable statute, rule or regulation, including, but not limited to, those under the Exchange Act, requires shareholder approval with respect to the Plan or any type of Plan amendment, then to the extent so required, shareholder approval shall be obtained.

14. TERMINATION. This Plan shall terminate automatically ten (10) years after its adoption by the Board, unless terminated earlier by resolution of the Board or upon consummation of the disposition of capital stock or assets of the Parent, as described in Section 9(b). No Options shall be granted after termination of this Plan, but the termination of the Plan shall not affect the validity of any Option outstanding at the date of such termination.

15. OPTION AGREEMENT. Each Option granted under the Plan shall be evidenced by a written agreement ("Option Agreement") executed by the Company and accepted by the Recipient, which (i) shall contain each of the provisions and agreements herein specifically required to be contained therein, (ii) may contain the agreement of the Recipient to remain in the employ of, and/or to render services to, the Company or the Parent or a Subsidiary for a period of time to be determined by the Plan Committee, and (iii) may contain such other terms and conditions as the Plan Committee deems desirable and which are not inconsistent with the Plan.

16. GOVERNING LAW. This Plan and the rights of all persons under this Plan shall be construed in accordance with and under applicable provisions of the Code and the laws of the State of New York.

17. DEFINITIONS. As used in the Plan, the following terms shall have the following meanings:

     (i)       "Board" means the Board of Directors of the Company.









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     (ii)      "Cause" means (A) the conviction of a felony involving moral turpitude; or (B) gross neglect or willful gross misconduct resulting in serious economic harm to the Company, the Parent or the Subsidiaries.

     (iii) "Code" means the United States Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

     (iv) "Common Stock" means the Common Stock, $0.001 par value, per share.

     (v)       "Company" means the Parent and its Subsidiaries.

     (vi) "Disability" means disability as defined in the Recipient's then effective employment agreement, or if Recipient is not then a party to an effective employment agreement with the Company which defines disability, "disability" means disability as determined by the Plan Committee in accordance with standards and procedures similar to those under the Company's long-term disability plan, if any. Subject to the first sentence hereof, at any time that the Company does not maintain a long-term disability plan, "disability" shall mean any physical or mental disability that is determined to be total and permanent by a physician selected in good faith by the Company.

     (vii)     "Effective Date" has the meaning set forth in Section 2.

     (viii) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

     (ix) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

               (1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq Small Cap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Plan Committee deems reliable;

               (2) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the date of determination; or

               (3) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Plan Committee.

(x) "Grant Date" means the date of grant of any Option or any later date specified by the Plan Committee.

(xi) "Incentive Stock Option" means any stock option granted pursuant to the provisions of Section 6 of the Plan that is intended to be (and is specifically designated as) an "incentive stock option" within the meaning of Section 422 of the Code.

(xii) "Non-Qualified Stock Option" means any stock option granted pursuant to the provisions of Section 6 of the Plan that is not an Incentive Stock Option.

(xiii)         "Option" has the meaning set forth in Section 1.

(xiv) "Option Agreement" means the written option agreement covering an option as further defined in Section 15.

(xv)           "Parent" means Actrade Financial Technologies Ltd.

(xvi) "Plan" means the Actrade Financial Technologies Ltd. 2000 Stock Option Plan, as amended from time to time.

(xvii) "Plan Committee" means the committee referred to in Section 3 as appointed by the Board.




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(xviii)        "Qualified Domestic Relations Order" has the meaning set forth in
               Section 414 of the Code of Title I of the United States Employee Retirement Income Security Act, or the rules thereunder, and any successor statute or rule.

(xix)          "Recipient" means the holder of an Option as defined in Section
               1.

(xx) "Retirement" means the voluntary retirement by the Recipient from active employment with the Company on or after the attainment of normal retirement age under the Company-sponsored pension or retirement plans, or any other age with the consent of the Board.

(xxi)          "SEC" shall mean the United States Securities and Exchange
               Commission.

(xxii)         "Shares" means the shares of Common Stock of the Parent.


(xxiii) "Subsidiary" has the meaning set forth in Section 425 of the Code.

(xxiv) "Vesting Date" means the date on which an Option becomes wholly or partially exercisable.